Exhibit 99.1

agilon health Reports Second Quarter 2021 Results

LONG BEACH, Calif. – August 4, 2021 – agilon health, inc. (NYSE: AGL), the company transforming health care for seniors by empowering primary-care physicians to focus on the entire health of their patients, announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Results:

•
Total revenue of $499 million increased 70% from 2020 and would have increased approximately 58% normalized for retroactive members associated with the first quarter. Total revenue increased 56% year-to-date from 2020.
•
Members of approximately 181,700 as of June 30 increased 45% from 2020.
•
Same geography membership growth of 17% from 2020.
•
Net loss of $299 million, compared to a net loss of $8 million in 2020.  Second quarter 2021 results include $275 million in non-cash stock-based compensation expenses primarily related to the IPO.
•
Medical Margin of $55 million, compared to $72 million in 2020.  The year-over-year change in Medical Margin in part reflects the impact from COVID on healthcare utilization in the prior year quarter.
•
Adjusted EBITDA of negative $2 million, compared to positive $14 million in 2020.

“agilon’s second quarter results reflect continued momentum across our business.  Medicare Advantage membership increased 45% on a year-over-year basis, including 17% growth within Same Geographies.  Total members on the platform grew to over 280,000, inclusive of more than 50,000 DCE members that went live in April 2021, and 49,000 Medicare Advantage members being implemented for January 2022.  Our performance underscores the flexibility of our platform and strong demand among healthcare stakeholders for primary-care centric delivery models,” said Steve Sell, Chief Executive Officer.  “During the quarter, we also partnered with 10 organizations including the American Academy of Family Physicians and the American College of Physicians in launching Primary Care for America.  Through this collaboration, we will further advance the role of primary-care, which will improve access to comprehensive, proactive healthcare and better outcomes for patients and communities.”

Outlook for Third Quarter and Fiscal Year 2021:

	Quarter Ending September 30, 2021		Year Ending December 31, 2021
	Low	High	Low	High
Ending members	183,000	184,000	184,000	185,000
Total revenues ($M)	$450	$453	$1,810	$1,820
Adjusted EBITDA ($M)			($41)	($38)

The Adjusted EBITDA loss reflected in the full year 2021 outlook is expected to be weighted to the fourth quarter.

We have not reconciled guidance for Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and have not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Membership Details

Membership as of June 30, 2021, was approximately 181,700, an increase of 45% from 2020.  Same geography membership growth increased 17% year-over-year during the second quarter 2021, reflecting broad-based growth across markets and strong retention. Average membership during the second quarter 2021 was approximately 194,000, an increase of 57% from 2020.  Average membership during the quarter included approximately 13,100 retroactive members associated with the first quarter, including a large group MA contract.  Second quarter results include $35 million in revenue from these retroactive members.

During the second quarter, we launched five Direct Contracting Entities (DCE) in collaboration with seven of our physician group partners.  The DCE program allows physician groups on the agilon platform to operate a single line of business for Medicare patients, including traditional Medicare and Medicare Advantage.  As of June 30, 2021, the DCEs provided coordinated care for over 50,000 attributed beneficiaries on traditional Medicare.

Total membership on the agilon platform was over 280,000 as of June 30, 2021, inclusive of 181,700 members under capitated contacts with MA plans, 49,000 members currently in implementation for 2022 contract go-live, and more than 50,000 attributed DCE patients, which are not consolidated.

Webcast and Conference Call:

The conference call and webcast can be accessed by dialing (844) 200-6205 or (646) 904-5544 for U.S. participants and +44 208 0682 558 for international participants, and referencing participant code 114513, or visiting the “Events & Presentations” section of https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is transforming health care for seniors by empowering primary-care physicians to focus on the entire health of their patients. Through our partnerships and our platform, agilon is leading the nation in creating the system we need – one built on the value of care, not the volume of fees. We honor the independence of local physicians and serve as their partners so they can be the doctors they trained to be. agilon provides the capital, data, payor relationships, executive experience and contract support that allow physician groups to take on the risk of total care for their most vulnerable patients. The result: healthier communities, and doctors who can devote the right amount of time with the patients who need it most. With rapidly growing appeal, agilon is scaled to grow and is here to help our nation’s best independent physician groups have a sustained, thriving future. Together, we are reinventing primary care.

Forward Looking Statements

Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should,” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, new partnership structures, financing activities, dispositions, or other transactions discussed in this release; and (ii) statements regarding growth opportunities, ability to deliver sustainable long-term value, business environment, long term opportunities and strategic growth plan including without limitation with respect to expected revenue and net income, total and average membership, Adjusted EBITDA, and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses, and our ability to achieve or maintain profitability in an environment of increasing expenses; our ability to identify and develop successful new geographies, physician partners and payors, or to execute upon our growth initiatives; our ability to execute our operation strategies or to achieve results consistent with our historical performance; our expectation that our expenses will increase in the future and the risk that medical expenses incurred on behalf of members may exceed the amount of medical revenues we receive; our ability to secure contracts with Medicare Advantage payors or to secure Medicare Advantage at favorable financial terms; our ability to recover startup costs incurred during the initial stages of development of our physician partner relationships and program initiatives; significant reductions in our membership; challenges for our physician partners in the transition to a Total Care Model; inaccuracies in the estimates and assumptions we use to project the size, revenue or medical expense amounts of our target market; the spread of, and response to, the novel coronavirus, or COVID-19, and the inability to predict the ultimate impact on us; security breaches, loss of data or other disruptions to our data platforms; the impact of devoting significant attention and resources to the provision of certain transition services in connection with the disposition of our California operations; our subsidiaries’ lack of performance or ability to fund their operations, which could require us to fund such losses; our dependence on a limited number of key payors; the limited terms of our contracts with payors and that they may not be renewed upon their expiration; our reliance on our payors for membership attribution and assignment, data and reporting accuracy and claims payment; our dependence on physician partners and other providers to effectively manage the quality and cost of care and perform obligations under payor contracts; our dependence on physician partners to accurately, timely and sufficiently document their services and potential False Claims Act or other liability if any diagnosis information or encounter data are inaccurate or incorrect; reductions in reimbursement rates or methodology applied to derive reimbursement from, or discontinuation of, federal government healthcare programs, from which we derive substantially all of our total revenue; statutory or regulatory changes, administrative rulings, interpretations of policy and determinations by intermediaries and governmental funding restrictions, and their impact on government funding, program coverage and reimbursements; regulatory proposals directed at containing or lowering the cost of healthcare and our participation in such proposed models; the impact on our revenue of CMS modifying the methodology used to determine the revenue associated with MA members; our substantial indebtedness and the potential that we may incur additional indebtedness; and risks related to other factors discussed under “Risk Factors” in our Registration Statement on Form S-1. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,109,372	$106,795
Restricted cash and equivalents	16,343	28,383
Receivables, net	338,359	144,555
Prepaid expenses and other current assets, net	15,740	9,639
Current assets held for sale and discontinued operations, net	—	4,825
Total current assets	1,479,814	294,197
Property and equipment, net	4,589	6,456
Intangible assets, net	58,663	60,468
Goodwill	41,540	41,540
Other assets, net	117,128	43,700
Total assets	$1,701,734	$446,361
LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$300,981	$162,868
Accounts payable and accrued expenses	107,599	97,244
Current portion of long-term debt	3,750	3,041
Current liabilities held for sale and discontinued operations	—	3,682
Total current liabilities	412,330	266,835
Long-term debt, net of current portion	45,862	64,665
Other liabilities	93,264	90,091
Total liabilities	551,456	421,591

Commitments and contingencies

Contingently redeemable common stock, $0.01 par value: 76,201 shares issued and outstanding at December 31, 2020	—	309,500

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 390,883 and 249,374 shares issued and outstanding, respectively	3,909	2,494
Additional paid-in capital	2,011,651	263,966
Accumulated deficit	(865,113)	(551,190)
Total agilon health, inc. stockholders' equity (deficit)	1,150,447	(284,730)
Noncontrolling interests	(169)	—
Total stockholders’ equity (deficit)	1,150,278	(284,730)
Total liabilities, contingently redeemable common stock and stockholders’ equity (deficit)	$1,701,734	$446,361

agilon health, inc.

Consolidated Statements of Operations

In thousands, except per share data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Medical services revenue	$497,678	$292,495	$910,090	$582,309
Other operating revenue	1,278	1,099	1,970	2,333
Total revenues	498,956	293,594	912,060	584,642
Expenses:
Medical services expense	442,483	220,363	802,837	468,016
Other medical expenses	33,694	34,761	57,355	53,187
General and administrative	43,013	34,248	79,318	60,832
Stock-based compensation expense	274,548	2,155	276,020	3,176
Depreciation and amortization	3,581	3,319	7,008	6,517
Total expenses	797,319	294,846	1,222,538	591,728
Income (loss) from operations	(298,363)	(1,252)	(310,478)	(7,086)
Other income (expense):
Other income (expense), net	2,967	(74)	4,303	48
Interest expense	(1,498)	(2,080)	(4,439)	(4,229)
Income (loss) before income taxes	(296,894)	(3,406)	(310,614)	(11,267)
Income tax benefit (expense)	(435)	(39)	(451)	(39)
Income (loss) from continuing operations	(297,329)	(3,445)	(311,065)	(11,306)
Discontinued operations:
Income (loss) before income taxes	(1,547)	(4,340)	(2,898)	(12,429)
Income tax benefit (expense)	(65)	(126)	(129)	(275)
Total discontinued operations	(1,612)	(4,466)	(3,027)	(12,704)
Net income (loss)	(298,941)	(7,911)	(314,092)	(24,010)
Noncontrolling interests’ share in (earnings) loss	96	—	169	—
Net income (loss) attributable to common shares	$(298,845)	$(7,911)	$(313,923)	$(24,010)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.79)	$(0.01)	$(0.88)	$(0.03)
Discontinued operations	$—	$(0.01)	$(0.01)	$(0.04)
Weighted average shares outstanding, basic and diluted	377,445	323,702	351,695	321,827

agilon health, inc.

Condensed Consolidated Statements Of Cash Flows

In thousands, except per share data

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(314,092)	$(24,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,095	6,845
Stock-based compensation expense	276,020	3,302
Loss on debt extinguishment	1,590	—
Loss (income) from equity method investments	(2,532)	(380)
Other noncash items	2,011	520
Changes in operating assets and liabilities	(50,211)	(21,775)
Net cash provided by (used in) operating activities	(80,119)	(35,498)
Cash flows from investing activities:
Purchase of property and equipment, net	(646)	(941)
Purchase of intangible assets	(4,018)	(306)
Investment in loans receivable and other	(70,307)	(2,166)
Proceeds from repayment of loans receivable	1,277	1,062
Proceeds from sale of business and property, net of cash divested	(2,644)	—
Net cash provided by (used in) investing activities	(76,338)	(2,351)
Cash flows from financing activities:
Proceeds from initial public offering	1,170,942	—
Proceeds from other equity issuances, net	—	32,727
Proceeds from exercise of stock options	551	315
Proceeds from the issuance of long-term debt	100,000	—
Equity and debt issuance costs and other	(9,768)	—
Repayments of long-term borrowings and other	(118,648)	(1,520)
Net cash provided by (used in) financing activities	1,143,077	31,522
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	986,620	(6,327)
Cash, cash equivalents and restricted cash and equivalents from continuing operations, beginning of period	135,178	139,152
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, beginning of period	3,917	6,460
Cash, cash equivalents and restricted cash and equivalents, beginning of period	139,095	145,612
Cash, cash equivalents and restricted cash and equivalents from continuing operations, end of period	1,125,715	134,552
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, end of period	—	4,733
Cash, cash equivalents and restricted cash and equivalents, end of period	$1,125,715	$139,285

agilon health, inc.

Key Operating Metrics

 In thousands

(unaudited)

MEDICAL MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Medical services revenue	$497,678	$292,495	$910,090	$582,309
Medical services expense	(442,483)	(220,363)	(802,837)	(468,016)
Medical margin	$55,195	$72,132	$107,253	$114,293

Medical margin represents the amount earned from medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Platform support costs	$30,667	$25,223	$59,075	$48,743
Geography entry costs(1)	6,785	3,727	10,007	4,379
Severance and related costs	3,788	2,689	4,242	2,691
Management fees(2)	58	353	433	683
Other(3)	1,715	2,256	5,561	4,336
General and administrative	$43,013	$34,248	$79,318	$60,832

(1)
Represents physician incentive expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue.
(2)
Represents management fees and other expenses paid to Clayton Dubilier & Rice, LLC (“CD&R”). In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes changes in non-cash accruals for unasserted claims and contingent liabilities.

Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.

Non-GAAP Financial Measures

 In thousands

(unaudited)

NETWORK CONTRIBUTION

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Income (loss) from operations	$(298,363)	$(1,252)	$(310,478)	$(7,086)
Other operating revenue	(1,278)	(1,099)	(1,970)	(2,333)
Other medical expenses	33,694	34,761	57,355	53,187
Other medical expenses—live geographies(1)	(30,901)	(33,622)	(52,817)	(51,043)
General and administrative	43,013	34,248	79,318	60,832
Stock-based compensation expense	274,548	2,155	276,020	3,176
Depreciation and amortization	3,581	3,319	7,008	6,517
Network contribution	$24,294	$38,510	$54,436	$63,250

(1)
Represents physician incentive expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue. For the three months ended June 30, 2021 and 2020, costs incurred in implementing geographies were $2.8 million and $1.1 million, respectively. For the six months ended June 30, 2021 and 2020, costs incurred in implementing geographies were $4.5 million and $2.1 million, respectively.

ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$(298,941)	$(7,911)	$(314,092)	$(24,010)
(Income) loss from discontinued operations, net of income taxes	1,612	4,466	3,027	12,704
Interest expense	1,498	2,080	4,439	4,229
Income tax expense (benefit)	435	39	451	39
Depreciation and amortization	3,581	3,319	7,008	6,517
Geography entry costs(1)	9,578	4,865	14,545	6,523
Severance and related costs	3,788	2,689	4,242	2,691
Management fees(2)	58	353	433	683
Stock-based compensation expense	274,548	2,155	276,020	3,176
EBITDA adjustment related to equity method investments	652	—	652	—
Other(3)	1,517	2,256	5,363	4,336
Adjusted EBITDA	$(1,674)	$14,311	$2,088	$16,888

(1)
Represents direct geography entry costs, including investments to develop and expand our platform, physician incentive expense, employee-related expenses and marketing. For the three months ended June 30, 2021 and 2020, (i) $2.8 million and $1.1 million, respectively, are included in other medical expenses and (ii) $6.8 million and $3.7 million, respectively, are included in general and administrative expenses. For the six months ended June 30, 2021 and 2020, (i) $4.5 million and $2.1 million, respectively, are included in other medical expenses and (ii) $10.0 million and $4.4 million, respectively, are included in general and administrative expenses.
(2)
Represents management fees and other expenses paid to CD&R. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes changes in non-cash accruals for unasserted claims and contingent liabilities.

In addition to providing results that are determined in accordance with GAAP, we present network contribution and Adjusted EBITDA, which are non-GAAP financial measures.

We define network contribution as medical services revenue less the sum of: (i) medical services expense and (ii) other medical expenses excluding costs incurred in implementing geographies. Other medical expenses consist of physician incentive expense related to surplus sharing and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of our Total Care Model as it includes all medical services expense associated with our members’ care as well as partner incentive and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective geography.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization expense, (v) geography entry costs, (vi) share-based compensation expense, (vii) severance and related costs and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance.

Income (loss) from operations is the most directly comparable GAAP measure to network contribution. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe network contribution and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our live geographies by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe network contribution and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe network contribution and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate network contribution and Adjusted EBITDA or similarly-titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of network contribution and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts

Investor Contact

Matthew Gillmor

VP of Investor Relations

investor.relations@agilonhealth.com